UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2005

Daktronics, Inc.

(Exact name of Registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

331 32ndAvenue
Brookings, SD 57006
(Address of principal executive offices, zip code)

(605) 697-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2005, the Compensation Committee of our Board of Directors recommended and the Board of Directors approved a resolution that the compensation plans of independent directors shall remain unchanged from the amounts approved one year ago, at the following amounts:

1.	Each non-employee Director shall receive, for his or her services as a Director, an annual $4,000 retainer and $2,500 for each meeting attended in person.

2.	The Chairman of the Audit Committee shall receive a $4,000 retainer while the other members of the Audit Committee shall receive a retainer of $2,000.

3.	The Chairpersons of the Compensation Committee and the Nominating Committee shall receive a retainer of $2,000, while the other members of these committees shall each receive a retainer of $1,000.

4.	All non-employee Directors shall also receive reimbursement of all out-of-pocket expenses incurred in attending meetings.

5.

Non-employee Directors shall receive stock options under our 2001 Outside Directors Stock Option Plan upon their election to the Board of Directors. In August 2005, Mr. Dutcher and Ms. Frame each received under the 2001 Outside Directors Stock Option Plan options to purchase 4,000 shares for each of the three years of their term, for a total of 12,000 shares. The options are subject to vesting restrictions and have an exercise price of $21.265 per share, which was equal to the per share fair market value of our common stock on the date of grant.

Also on August 18, 2005, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved a change in the cash compensation plan for Frank Kurtenbach, Vice President of Sales of the Company.

Previously, Mr. Kurtenbach was entitled to a monthly base compensation of $9,000 and to a formula-based performance bonus plan consisting of one month’s salary if after-tax earnings exceed 13% of shareholders’ equity at the beginning of the 2005 fiscal year, and increasing linearly with performance to a maximum bonus of three months’ salary if after-tax earnings exceed 19% of beginning shareholders’ equity. Effective June 1, 2005, Mr. Kurtenbach’s monthly base compensation was reduced to $6,750 while the formula-based performance for fiscal year 2006 will be determined at a later date in the same manner.

ITEM 5.03 AMENDMENTS OF ARITCLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 26, 2005, our Board of Directors approved the amendment and restatement of our Bylaws. The amendments to our Bylaws became effective as of July 1, 2005. The bylaws were amended to:

1.	Conform with changes in South Dakota laws resulting from the implementation of the South Dakota Business Corporations Act (the “Act”), which was enacted February 2005;

2.	Clarify and update various provisions; and 3. Improve our corporate governance provisions.

The significant changes from the previous Bylaws are as follows:

1.	Section 1.4 allows for electronic notice of shareholder meetings if authorized by the shareholder and fixes the timeframes for notice as defined in the Act.

2.	As required by the Act, Section 1.6 increases the minimum requirement to for a quorum to a majority of shareholders rather than one-third of the shareholders.

3.

Section 1.9 provides additional clarity in determining record dates in conformity with the Act. 4. Section 1.10 provides for changes to the availability of the shareholder list at a meeting, consistent with the Act.

5.	Section 2.2 provides the Board with the ability to adopt procedures for the nomination of directors, which was not addressed by the previous bylaws.

6.	Section 2.8 includes numerous enhancements to the procedures to be followed in the event of a vacancy on the Board, most of which was not addressed in the previous bylaws.

7.	Section 2.10 defines how board committees may take certain actions and what the limitations of the committees are as defined under the Act. The previous bylaws did not contain this information.

8.	Section 2.11 describes how the Board may act by unanimous written consent. The previous bylaws were silent on this matter.

9.	Article III expands on the officers of the Company and their duties as compared to the previous bylaws.

10.	Section 4.1 gives the Board the ability to issue shares in a form other than certificate as allowed under the Act and not addressed by the previous bylaws.

11.	Article VI gives the Company the right to indemnify persons to the fullest extent permitted by the Act.

12.

References to the South Dakota Codified Laws have been removed to avoid conflict with immaterial changes in the laws in the future. In addition, Section 7.4 allows that all references to the Act shall include all future amendments, restatements and modifications.

A complete copy of the bylaws is attached hereto in exhibit 3.4.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  Exhibit
              3.4   Amended and Restated Bylaws of Daktronics, Inc., effective July 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS,INC.

By:	/s/ William R. Retterath
William R.Retterath, Chief Financial Officer

Date: August 18, 2005

EXHIBIT INDEX

Exhibit No. Description
3.4 Amended and Restated Bylaws of Daktronics, Inc.